UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 17, 2007

Date of report (Date of earliest event reported)

ConAgra Foods, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7275	47-0248710
(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive
Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)

(402) 595-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 17, 2007, current directors Alice Hayes, Mark Rauenhorst and Carl Reichardt notified the company of their intention to retire from the Board upon the conclusion of their terms of office, each of which ends this year. These retirements will be effective upon conclusion of ConAgra Foods’ 2007 annual meeting of stockholders, scheduled for September 27, 2007. With respect to Mr. Reichardt, the company’s Corporate Governance Principles provide that no director may be nominated to a new term if he or she would be over age 72 at the time of election. Mr. Reichardt, who is over age 72, is ineligible for re-nomination. Ms. Hayes and Mr. Rauenhorst each decided to retire due to outside commitments requiring increasing amounts of their time. Following these retirements, the Board of Directors will be comprised of 10 members.

Also on July 17, 2007, Owen C. Johnson, the company’s Executive Vice President, Chief Administrative Officer, announced his plan to retire. Mr. Johnson’s retirement will not occur until July 1, 2008. However, effective July 30, 2007, Mr. Johnson will begin to phase-in a reduced work schedule. Additional information about his retirement is provided under paragraph (e) of this Item 5.02.

(e) On July 18, 2007, the company entered into a Transition Agreement with Mr. Johnson related to his announced retirement. Under the agreement, Mr. Johnson has agreed to serve the company until July 1, 2008, his retirement date, to facilitate knowledge transfer and a smooth transition of his areas of responsibility. He will work a reduced schedule beginning July 30, 2007, but he is expected to continue providing substantial support to the company during the year. Terms of the agreement are as follows:

•	Mr. Johnson’s salary will be reduced by 50% effective July 30, 2007.

•

Until his July 1, 2008 retirement, Mr. Johnson’s outstanding equity and performance-based awards will continue to vest (in accordance with plan provisions) and he will continue to receive all welfare benefits available to senior company executives.

•

Upon his retirement, Mr. Johnson’s equity awards and performance shares will be exercisable or vest in accordance with plan provisions related to retirement. He will receive standard retirement benefits under all applicable plans, provided that his credited years of service under the non-qualified defined benefit pension plan will reflect 25.2 years of service with the company, versus his 10.1 years of actual service through July 1, 2008. (This arrangement was put into place at the time Mr. Johnson was hired and is not a component of the Transition Agreement.)

•

Mr. Johnson’s change of control agreement with the company terminates effective July 29, 2007 in accordance with its terms, which require full-time employment of the covered individual. The company has agreed that if a change of control of the company should occur, the unfunded component of Mr. Johnson’s pension will be funded to the same extent and by the same mechanism, if any, as that used for executive officers at the time of any change of control.

•	Mr. Johnson has agreed to non-solicitation, non-competition, non-disparagement, cooperation and confidentiality provisions in connection with his retirement.

•	The Transition Agreement also confirms Mr. Johnson’s 2008 annual bonus target (described below) and his participation in the 2008-2010 long-term incentive program (also described below).

On July 17, 2007, the Human Resources Committee of the Board (the “Committee”) took various actions related to executive compensation matters. The Committee established the annual and long-term incentive programs (discussed in the paragraphs that follow) for the 2008 fiscal year that began May 28, 2007. The programs were approved for all eligible participants, but specific information is provided herein for those company executives named in the summary compensation table included in the company’s 2006 proxy statement and for the company’s principal financial officer (the “named executive officers”). The named executive officers are Gary M. Rodkin, Chief Executive Officer; Andre J. Hawaux, Executive Vice President and Chief Financial Officer; Robert F. Sharpe, Jr., Executive Vice President, Legal and External Affairs; Owen C. Johnson, Executive Vice President and Chief Administrative Officer; and John F. Gehring, Senior Vice President and Corporate Controller. The Committee also reviewed company results versus performance targets for the fiscal 2007 incentive plans and approved plan payouts (also discussed below). The Committee also approved an increase in Mr. Sharpe’s base salary to $675,000 per year.

FY08 Annual Incentive Plan. On July 17th, the Committee established the fiscal 2008 annual incentive plan. The plan provides a cash bonus opportunity for participants based on the company’s achievement of pre-set financial objectives. For fiscal 2008, payouts under the plan require the achievement of a minimum level of company-wide profit before tax (“PBT”). Failure to reach a minimum, pre-set level of PBT results in a zero payout under the plan. Achievement of higher levels of PBT increase the plan’s funding level. Similar to the fiscal 2007 annual incentive plan, the program includes a modifier. If the minimum level of PBT is attained and the plan is funded, the modifier, which is based on net sales goals, will act to maintain, or increase or decrease by up to 20%, the plan funding. The Committee retained the discretion to modify the funding level based on the methods in which actual financial results are achieved. Individual awards are then computed taking into consideration personal performance.

The Committee established target incentives for each named executive officer under the annual incentive plan. These incentives are approved as a percentage of year-end base salary although for Mr. Johnson, his is based on actual base salary earned for the fiscal year (which, as noted above, is reduced effective July 30, 2007). The approved targeted incentives are: Mr. Rodkin, 200%; Mr. Hawaux, 100%; Mr. Sharpe, 100%; Mr. Johnson, 100%; and Mr. Gehring, 80%. Payouts may be more or less than target depending on actual financial and individual performance.

FY08-2010 Long-Term Plan. On July 17th, the Committee established the fiscal 2008 to 2010 award opportunities under the company’s long-term incentive plan, which promotes long-term stockholder value creation through a focus on growing earnings and return on capital. There are two components of awards for this cycle under the plan – a stock option grant and a performance share grant. The stock options have a seven-year term, an exercise price at the company’s closing market price on the date of grant, and, for all named executive officers other than Mr. Johnson, vest 40% at the end of fiscal 2008, 30% at the end of fiscal 2009 and 30% at the end of fiscal 2010. For Mr. Johnson, his stock option grant, which is one-third the size of his normally expected grant, will vest 100% at the end of fiscal 2008.

With respect to the performance shares, a targeted number of performance shares was granted to each plan participant. The executive earns the performance shares only if pre-set, company-wide financial objectives for the three-year period ending with fiscal 2010 are achieved. The financial objectives are specified levels of three-year compounded growth in earnings before interest and taxes (“EBIT”) and three-year average return on average invested capital, after tax (“ROAIC”). The program is designed such that low levels of financial performance are not rewarded. Payouts on earned performance shares are made in shares of company common stock and may be more or less than the target award, depending on actual performance. Dividend equivalents will be paid on the portion of performance shares actually earned and at the regular dividend rate over the performance period. Dividend equivalents will be paid in shares of company common stock. The Committee has retained the right to adjust awards for extraordinary corporate events and to make pro rata payouts in the event of death, disability or retirement. Payouts are capped at three times target.

The stock options and target number of performance shares awarded to the named executive officers on July 17, 2007 were: Mr. Rodkin, 500,000 options and 100,000 performance shares; Mr. Hawaux, 160,000 options and 32,000 performance shares; Mr. Sharpe 180,000 stock options and 32,000 performance shares; Mr. Johnson, 53,333 stock options and 32,000 performance shares; and Mr. Gehring, 80,000 stock options and 16,000 performance shares. No special retirement-related provisions for Mr. Johnson’s performance share award have been made. Therefore, upon his retirement on July 1, 2008, he will remain eligible for a payout only in respect of one-third of the granted, target performance shares. Any actual payout (including any above target payout) will depend on company performance over the three-year performance period and be made, if at all, following the end of fiscal 2010.

Fiscal 2007 Plans. On July 17th, the Committee also determined payouts to participants, including the named executive officers, in the annual and long-term incentive plans applicable to the fiscal year ended May 27, 2007. As will be discussed more fully in the company’s proxy statement for its 2007 annual stockholders’ meeting, the company achieved above-target performance on all financial metrics included in its fiscal 2007 annual incentive plan. Approved payments under the annual incentive plan for the named executive officers were: Mr. Rodkin, $3,600,000; Mr. Hawaux, $810,000; Mr. Sharpe, $1,200,000; Mr. Johnson, $900,000; and Mr. Gehring, $576,000. Mr. Sharpe also received an additional, discretionary bonus of $150,000 in light of superior individual performance during the year. Messrs. Rodkin and Hawaux previously elected to defer receipt of 50% of their annual incentive payments under the company’s deferred compensation plan, and to invest the deferred amounts in shares of company common stock.

In July 2006, the Committee approved the fiscal 2007 to 2009 long-term incentive plan and granted varying numbers of targeted performance shares to the named executive officers. The 2007 to 2009 program is very similar to that described above for 2008 to 2010 and performance shares are earned only upon the achievement of pre-set performance goals in EBIT growth and average ROAIC. As will be discussed more fully in the company’s proxy statement for its 2007 annual stockholders’ meeting, the company’s fiscal 2007 EBIT and ROAIC performance will result in the payout of a portion of the 2007 to 2009 performance shares. The following numbers of shares of common stock will be paid to the named executive officers: Mr. Rodkin, 102,892 shares; Mr. Sharpe, 32,925 shares; Mr. Johnson, 32,925 shares; and Mr. Gehring, 16,463 shares. In each case, the payouts include accumulated dividends during fiscal 2007, paid in shares of common stock. Mr. Hawaux joined the company after the commencement of the fiscal year and thus was not eligible for a payment for fiscal 2007. Per the plan provisions, these payouts will occur upon the company’s receipt of its independent auditor’s opinion on the fiscal 2007 financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: July 20, 2007	By:	/s/ Colleen Batcheler
	Name:	Colleen Batcheler
	Title:	Vice President, Chief Securities
Counsel and Corporate Secretary